                                                                   Exhibit 10.11


                                  OFFICE LEASE

                                 BY AND BETWEEN

                     WHPX-S REAL ESTATE LIMITED PARTNERSHIP,
                                  AS LANDLORD,

                                       AND

                  ADESSO SPECIALTY SERVICES ORGANIZATION, INC.
                                    AS TENANT

                            DATED SEPTEMBER 25, 1997




                        HARBOR PLACE, PLYMOUTH, MINNESOTA

                                  OFFICE LEASE

         THIS OFFICE LEASE (the "Lease") is entered into as of September 25, 1997, between WHPX-S REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and ADESSO SPECIALTY SERVICES ORGANIZATION, INC., a California corporation ("Tenant").

         FOR AND IN CONSIDERATION of the agreements contained in this Lease and for other good and valuable consideration, the receipt and legal sufficiency of which the parties hereby acknowledge, the parties agree as follows:

                                   DATA SHEET

         This data sheet provides a reference to the basic business terms of the Lease. In the event of any inconsistency between the Data Sheet and the balance of the Lease, the balance of the Lease shall control.

PREMISES:         The premises ("PREMISES") consist of Suite No. 400 containing approximately 12,662 rentable square feet as depicted on the attached EXHIBIT A, on the 4th floor of the office building located at 3025 Harbor Lane, Plymouth, Minnesota 55447 (the
                  "BUILDING"). The Building, together with the other buildings and other improvements owned by Landlord and located in the complex known as Harbor Place Corporate Center are the "COMPLEX." The terms "BUILDING" and "COMPLEX" include the related land, driveways, parking facilities and similar improvements. The land on which the Complex (as defined in Section 3(b)(i)) is located is legally described on the attached EXHIBIT B.

TERM: Subject to the provisions of Section 2, the initial term of this Lease shall be 60 months, commencing on the "Commencement Date", as that term is defined below in this Data Sheet, and terminating at 5:00 p.m. on the day before the fifth anniversary of the Commencement Date, unless earlier terminated pursuant to the provisions of this Lease. Each 12-calendar month period commencing on the Commencement Date or the anniversary of the Commencement Date shall be a "LEASE YEAR".

EARLY ACCESS:     Tenant shall be entitled to access to the Premises between
                  November 3, 1997 and the Commencement Date for the purposes of installing telephones, computers and furniture, provided that:
                  (i) Tenant and its agents shall enter the Premises only during such times as Landlord and its contractor have determined are reasonably convenient; (ii) Tenant and its agents shall take all reasonable measures to avoid disrupting the performance of the "Work", as that term is defined in Exhibit D;

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                  (iii) Tenant shall be liable for any cost or damage incurred by Landlord or its contractor caused by such early access by Tenant or its agents, and (iv) Tenant's early access to the Premises shall be subject to all terms and conditions of this Lease, provided that Tenant shall not be obligated to pay Net Rent or Operating Costs prior to the Commencement Date.

TENDER OF
POSSESSION:       The date Landlord tenders possession of the Premises to Tenant with the Work substantially completed shall be the "COMMENCEMENT DATE". Landlord shall make all commercially reasonable efforts to tender possession of the Premises to Tenant with the Work substantially completed on or before November 1, 1997, provided, however, that if the Premises are not ready for occupancy by Tenant on November 1, 1997, Landlord shall, on or before November 1, 1997, tender possession to Tenant of temporary substitute space containing up to approximately 1,390 rentable square feet in the Building
                  (the "TEMPORARY SPACE"), and Landlord shall tender possession of the Premises to Tenant with the Work substantially completed as soon thereafter as is commercially reasonable.
                  Tenant shall be entitled to occupy and use the Temporary Space subject to all terms and conditions of this Lease until the Commencement Date, except that Tenant shall not be obligated to pay Net Rent or Operating Costs with respect to the Temporary Space prior to the Commencement Date.
                  Notwithstanding the foregoing, if the Commencement Date has not occurred on or before December 1, 1997 (the "OUTSIDE
                  DELIVERY DATE"), Tenant shall have the right to terminate this Lease upon delivering to Landlord a written notice of termination to Landlord within 5 business days after the Outside Delivery Date. Upon Landlord's timely receipt of such termination notice, neither party shall have any further obligations or liabilities under this Lease, except that Landlord shall promptly return to Tenant any sums deposited with Landlord as the Security Deposit.


GUARANTOR'S       No Guarantor.
NAME AND
ADDRESS:

NET RENT:         Net rent ("NET RENT") net of all other sums owed under this
                  Lease shall be the following monthly amounts for the following periods of time:

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

                                                          MONTHLY
                  TIME PERIOD                             NET RENT
                  -----------                             --------
                  Lease Year 1                            $ 10,287.88
                  Lease Year 2                            $ 10,551.67
                  Lease Year 3                            $ 10,815.46
                  Lease Year 4                            $ 11,079.25
                  Lease Year 5                            $ 11,343.04

OPERATING COSTS:  Landlord's estimate of annual Operating Costs (defined in
                  Section 3) for calendar year 1997 is $5.35 per square foot.

PROPORTIONATE
SHARE: Subject to the provisions of Section 3(b), the rentable area of the Complex is 135,448 square feet and the proportionate share ("PROPORTIONATE SHARE") of the Premises is 9.35 percent.

SECURITY
DEPOSIT: The amount of the Security Deposit referred to in Section 4 is $15,933.00.

TENANT'S
BROKER:           Tenant's broker is CB Commercial.

EXHIBITS:         The following exhibits, together with all schedules and other attachments to the following exhibits, are hereby incorporated into and made a part of this Lease:

                  Exhibit A - Outline of Premises
                  Exhibit B - Legal Description of Complex
                  Exhibit C - Rules and Regulations
                  Exhibit D - Tenant Finish Work
                  Exhibit E - Extension Option
                  Exhibit F - Right of First Offer
                  Exhibit G - Sign

LANDLORD'S
ADDRESS FOR
NOTICES:          WHPX-S Real Estate Limited Partnership
                  c/o CB Commercial Real Estate
                  7760 France Avenue South
                  Suite 770
                  Edina, MN 55435-5852

WITH A COPY TO:   WHPX-S Real Estate Limited Partnership
                  c/o Archon Group, L.P.
                  600 Las Colinas Boulevard, Suite 1900

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                  Irving, TX 75039
                  Attention: Asset Manager

LANDLORD'S
ADDRESS FOR
RENT:             WHPX-S Real Estate Limited Partnership
                  c/o Fleet Bank
                  P.O. Box 4588
                  Boston, MA 02212-4588

TENANT'S          Prior to Commencement Date:
ADDRESS FOR       Adesso Specialty Services Organization, Inc.
NOTICES:          101 Park Center Plaza, Suite 1200
                  San Jose, CA 95113
                  Attention: President

                  Following Commencement Date:
                  Adesso Specialty Services Organization, Inc.
                  3005 Harbor Lane, Suite 400
                  Plymouth, MN 55447
                  Attention: Vice President, Operations

         1. LEASE. Subject to the terms of this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord.

         2. TERM. The term of this Lease (the "TERM") shall be the initial term referred to in the Data Sheet, together with any extension thereof pursuant to an Exhibit referred to in this Data Sheet.

         3. RENT

         (a) NET RENT. Tenant shall pay Net Rent in the amounts specified in the Data Sheet to Landlord in advance on or before the first day of each month at the address for Rent specified in the Data Sheet, except that Tenant shall pay the first monthly installment of Net Rent contemporaneously with the execution of this Lease. If the Commencement Date is not the first day of a calendar month, Net Rent for first and last calendar months of the Term shall be prorated as of the Commencement Date, and Net Rent for the calendar months in which Lease Year 2 and subsequent Lease Years commence shall be adjusted appropriately to reflect the number of days in such calendar month which fall within the expiring and the newly-commencing Lease Years.

         (b) OPERATING COSTS.

                  (i) Landlord and Tenant hereby agree and stipulate that, for all purposes related to this Lease, the Premises contain the rentable square feet stated in the Data Sheet, the Complex, as of the date of this Lease, contains the rentable square feet stated in the Data Sheet, and the Proportionate Share of the Premises, as of the date of this Lease, is the percentage stated in the Data Sheet. If the rentable area of the Complex increases as a result of the construction of additional space or decreases as a result of a permanent demolition, a destruction by fire or casualty which Landlord elects not to restore, or a permanent Taking (as defined in Section 12(a)), the Proportionate Share shall change to equal the number of rentable square feet in the Premises divided by the number of rentable square feet in the Complex after such increase or decrease.

                  (ii) The term "OPERATING COSTS" shall mean all expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Complex, determined in accordance with generally accepted accounting principles ("GAAP") consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Complex, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Complex; (C) costs for improvements made to the Complex which, although capital in nature, are reasonably expected to reduce the normal operating costs of the Complex, but only to the extent of such reduction, as determined by Landlord in its reasonable discretion, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements in accordance with GAAP; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by tenants of the Complex other than pursuant to a provision similar to this Section 3(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Complex; (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Complex (including, without limitation, alarm service, window cleaning, and elevator maintenance) and (H) all taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Complex (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income, together with any future capital tax levied directly on the rents received from the Complex or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Complex. Notwithstanding the foregoing, Operating Costs shall not include costs for: (1) capital improvements made to the Complex, other than capital improvements described in Section 3(b)(ii)(C); (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant other than pursuant to this Section 3 or other third parties; (3) interest, fees, amortization or other payments on loans to Landlord; (4) depreciation; (5) leasing commissions; (6) legal expenses for services, other than those that benefit the Complex tenants generally (e.g., tax disputes); (7) renovating or otherwise improving space for occupants of the Complex or vacant space in the Complex; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Complex;
         (9) attorney fees, costs, disbursements and other expenses incurred in connection with negotiating or enforcing leases; (10) any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the base rent or net rent and operating costs payable under the lease with that tenant; (11) services or other benefits of a type that are provided to another tenant of the Complex but which are not provided in general to tenants of the Complex; (12) Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Complex; (13) payments to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of such management or other services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties in an arm's-length transaction; (14) all rent and other sums payable under any ground or underlying lease of the Complex, or any lease of any equipment which is incorporated into or is a part of the Complex, except that Operating Costs shall include the cost of leasing equipment on a temporary basis while permanent equipment is being repaired, replaced or acquired; (15) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (16) advertising and promotional expenditures; (17) repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature; (18) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's negligence or willful misconduct; (19) management costs to the extent they exceed management costs generally paid by the landlords of similar, professionally-managed facilities in the Twin Cities metropolitan area; (20) wages, salaries or other compensation paid to any executive employees above the grade of building manager;
         (21) correcting any building code violations which were violations prior to the Commencement Date; (22) the removal of substances (other than substances introduced in the Complex by any Tenant party) from the Complex (including the underlying land and groundwater) which are located in the Complex on the date of this Lease and the presence of which in the Complex may, on the date of this Lease, reasonably be deemed hazardous to people using the Complex; and (24) the removal of substances (other than substances introduced in the Complex by any Tenant Party) from the Complex (including the underlying land and groundwater), in excess of $5,000 per incident or occurrence with respect to such substances which either (a) are not located in the Complex on the date hereof, or (b) are not on the date of this Lease, but which at any time in the future, may reasonably be deemed to be hazardous to people using the Complex.

                  (iii) In addition to Net Rent, Tenant shall pay to Landlord its Proportionate Share of Operating Costs. Landlord may collect such amount in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant a statement of Operating Costs for the previous year, adjusted as provided below in Section 3(b)(iv) (the "OPERATING COSTS STATEMENT"), which Landlord shall deliver to Tenant by April 1 of each calendar year, or as soon thereafter as practicable. Alternatively, Landlord may make an estimate of the Operating Costs to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, but not more than twice in one calendar year, Landlord may estimate and re-estimate the Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as provided in Section 3(b)(iv) when information concerning actual Operating Costs are available for each calendar year. If the Operating Costs Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, then Landlord shall, at its option, promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than the actual Operating Costs, then Tenant shall promptly pay Landlord such deficiency.

                  (iv) Tenant acknowledges that certain Operating Costs (for example, janitorial services, trash removal and utility services) are only or largely incurred with respect to space that is occupied, and that it would be inappropriate to allocate a portion of such costs to unoccupied space. Accordingly, with respect to any calendar year or partial calendar year in which 5% or more of the rentable area the Complex is not occupied, all Operating Costs for such period shall be increased to the amount which would have been incurred had 95% of the rentable area of the Complex been occupied, provided that at no time shall Tenant's Proportionate Share of Operating Costs be increased pursuant to this
         Section 3(c)(iv) to more than 95% of what it would be if the rentable area of the Complex were fully occupied.

                  (v) Tenant shall have the right, at its sole expense, to examine and audit Landlord's books and records of Operating Costs during normal business hours within 90 days after receiving the Operating Costs Statement. An Operating Costs Statement will be deemed final and accepted by Tenant on the date 90 days after receipt by Tenant, except with respect to such items as to which Tenant specifically objects, on the basis of an audit report, in a written notice delivered to Landlord prior to the expiration of such 90-day period. Tenant shall promptly furnish to Landlord a copy of any audit report resulting from any such examination of Landlord's books and records of Operating Costs and, in any case, Tenant shall submit a copy of any such audit report together with any objection submitted to Landlord. If such audit report establishes that Tenant has paid less than Tenant owed, Tenant shall pay the amount of such underpayment as Rent within 30 days after completion of the audit. If such audit report performed within 90 days after Tenant's receipt of the Operating Costs Statement by a reputable Certified Public Accounting firm reasonably satisfactory to Landlord (an "ACCEPTABLE CPA") establishes that Tenant has paid more than Tenant owed, Landlord shall, within 30 days after demand, pay the amount of the overcharge to Tenant and/or credit the amount of the overcharge against any Rent due or overdue as of the end of such 30 day period. If such audit report by an Acceptable CPA not compensated on a contingent or commission basis establishes that Tenant has overpaid by more than 5% in any one calendar year, Landlord shall pay Tenant for the reasonable cost of such audit report, which cost shall not exceed $1,500.

         (c) RENT; INDEPENDENT OBLIGATIONS. All sums other than Net Rent and Operating Costs owed by Tenant to Landlord pursuant to this Lease shall be deemed and shall constitute, for all purposes, rent under this Lease; collectively all such other sums owed by Tenant under this Lease together with Net Rent and Operating Costs are "RENT." Any term or provision of this Lease to the contrary notwithstanding, Tenant's covenant and obligation to pay Rent under this Lease shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord pursuant to this Lease, and Tenant shall have no right of deduction or setoff whatsoever against Rent.

         (d) DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 18 percent per annum or the maximum lawful rate of interest and, additionally, Landlord may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency and shall be paid immediately upon Landlord's demand therefor. In no event, however, shall the charges permitted under this

Section 3(d) or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

         4. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay a security deposit (the "SECURITY DEPOSIT") to Landlord, which Landlord shall hold to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent nor a measure or limit of Landlord's damages upon an Event of Default (defined in Section 15). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, and, in connection with such transfer Landlord assigns the Security Deposit to the transferee, Landlord thereafter shall have no further liability for the return of the Security Deposit.

         5. LANDLORD'S OBLIGATIONS

         (a) SERVICES. Landlord shall furnish to Tenant the following: (1) water at those points of supply provided for general use of tenants of the Building;
(2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Complex; (3) janitorial service to the Premises on weekdays, other than holidays, for Complex-standard installations and such window washing as may from time to time be reasonably required and reasonably determined by Landlord; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays (provided that, except in the event of an emergency, at least one elevator shall be operational, 24 hours per day, seven days per week); (5) electrical current for equipment whose electrical energy consumption does not exceed normal office usage; and (6) maintain the exteriors of the buildings in the Complex, the outdoor common areas of the Complex, and the indoor common areas in the Building in a neat and orderly condition. Landlord shall maintain the common areas of the Complex in reasonably good order and condition, except for damage caused by a Tenant Party (as defined in Section 23(s)). If Tenant desires any of the services specified in this Section 5(a) at any time other than (A) between 7:00 a.m. and 9:00 p.m. on weekdays, (B) 8:00 a.m. to 5:00 p.m. on Saturday, or (C) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 4:30 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the actual cost without markup of such services within ten days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour heating, ventilating and air conditioning ("HVAC") service to Tenant shall include costs for electricity reasonably allocated by Landlord to providing such service.

         (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage (for the purposes of this Lease, "NORMAL OFFICE USAGE" shall include computers, printers and other similar equipment). If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 5(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Complex. If Tenant uses machines or equipment in the Premises which materially and adversely affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

         (c) RESTORATION OF SERVICES; ABATEMENT. Tenant shall immediately notify Landlord of any interruption or cessation of any service which this Lease requires Landlord to provide. Landlord shall use reasonable efforts to restore any such service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations hereunder, including, without limitation, payment of Rent, unless Tenant's ability to conduct business in the Premises is substantially impaired thereby for a period of more than 30 days, in which event Net Rent and Tenant's Proportionate Share of Operating Costs shall equitably abate in proportion to such substantial impairment from the end of such 30-day period until such substantial impairment is cured.

         (d) Landlord shall maintain the structural portions of the Building, the common areas of the Building, and the common areas immediately surrounding the Building which are commonly used for access to or in connection with the Premises in good repair and condition.

         6. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE

         (a) IMPROVEMENTS; ALTERATIONS. Except as expressly provided otherwise in this Lease, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent, in its sole discretion, to any alteration or addition that would adversely affect the Complex's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would, in Landlord's sole opinion, affect the appearance of the exterior of the Complex or of any common areas of the Complex. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. Notwithstanding anything to the contrary in this Section 6(a): (a) Tenant shall not be required to remove (i) any of the Work, or (ii) any alterations or additions to which landlord has given its written consent, unless Landlord's consent to such alterations or additions was conditioned upon the removal of such items prior to the expiration or termination of this Lease; and (b) Tenant shall be entitled to remove furniture, accessories, computers and other equipment, mounting racks and plants placed in the Premises by Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws (as defined in Section 23(s)); Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law or are fit for any use.

         (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit, or allow to remain, any waste or damage to any portion of the Premises. Tenant shall, subject to Landlord's direction and supervision, repair or replace, at Tenant's sole cost, all damage to the Complex caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The reasonable cost of all repair or replacement work performed by Landlord under this Section 6 shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

         (c) PERFORMANCE OF WORK. All work described in this Section 6 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage any part of the Premises or the Complex.

         (d) MECHANIC'S LIENS. Tenant agrees to promptly pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant or anyone holding the Premises or any part thereof, through, or under Tenant in, at or about the Premises, or furnished to Tenant's agents, employees, contractors or subcontractors, which may be secured by any mechanic's, material supplier's or other type of lien against any part of the Complex or the Landlord's interest therein (a "LIEN"). Tenant shall notify Landlord of the filing of any Lien within three days after receiving notice of such filing. If Tenant fails, within 20 days after the date of the filing of the Lien, to discharge such Lien or pursuant to Minn. Stat.
Section 514.10 deposit into court a sum determined by the court, Landlord may, but shall not be required or expected to, remove such Lien in such manner as Landlord may, in its sole discretion, determine, and the full cost thereof, together with all Landlord's fees and costs, including attorney fees, shall be due and payable by Tenant to Landlord immediately upon Tenant's receipt of Landlord's notice therefor. Tenant acknowledges that Landlord may post notice on the Premises of non-responsibility for such Liens and, in such event, Tenant shall so advise all contractors, materialmen, suppliers and other persons performing work or providing services and/or supplies to the Premises on behalf of Tenant.

         7. USE. Tenant shall use the Premises only for general office purposes (the "PERMITTED USE") and shall comply with all applicable Laws. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Complex or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Complex or its contents increases, Tenant shall pay to Landlord the amount of such increase within ten days after demand, provided however that acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each Tenant Party in such a manner as not to create any nuisance or unreasonably interfere with other tenants of the Complex or with Landlord's management of the Complex.

         8. ASSIGNMENT AND SUBLETTING.

         (a) TRANSFERS. Tenant shall not do any of the following (each a "TRANSFER") without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet all or any portion of the Premises, (5) grant any license, concession, or other right of occupancy of all or any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant. Tenant may request Landlord's consent to a Transfer by delivering to Landlord a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: its name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's credit worthiness and character. Landlord shall not unreasonably withhold its consent to any requested Transfer if the proposed transferee (A) is creditworthy in accordance with Landlord's then-current credit standards for prospective tenants of the Complex of the proposed transferee's type and size, (B) has a good reputation in the business community, (C) in Landlord's opinion does not compete with any tenant in the Complex, and (D) is not another tenant of the Complex; otherwise, Landlord may withhold its consent in its sole discretion. Notwithstanding the foregoing, the Tenant named herein ("ADESSO") shall be entitled to assign the entirety of its interest under this Lease to any entity which controls, is controlled by, or is under common control with Adesso, or to any entity which results from a merger of, reorganization of, or consolidation with Adesso ("PERMITTED NEW TENANT"), without Landlord's consent upon delivering to Landlord an instrument executed by such Permitted New Tenant by which such Permitted New Tenant unconditionally assumes all liabilities and obligations of the Tenant under this Lease and agrees to observe and be bound by all terms and provisions hereof. Landlord shall have no right to terminate this Lease or to be paid any consideration in connection with any Transfer to a Permitted New Tenant in accordance with the terms of the foregoing sentence. Concurrently with each request for Landlord's consent to a Transfer, Tenant shall pay to Landlord a fee of $500.00 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for Landlord's attorney fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Adesso from its obligations under this Lease, but, rather, Adesso shall remain jointly and severally liable with any transferee for the obligations and liabilities of the tenant under this Lease; following any transfer, Adesso's liabilities and obligations hereunder shall remain primary, rather than in the nature of a guarantee or surety. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against the Rent and falling due hereunder from time to time. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

         (b) CANCELLATION. Landlord may, within 30 days after Tenant's delivery to Landlord of a written request for Landlord's consent to a Transfer, cancel this Lease as to any portion of the Premises proposed to be sublet, assigned or otherwise transferred, as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, this Lease shall cease for such portion of the Premises and Tenant shall pay to

Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

         (c) ADDITIONAL COMPENSATION; INCREASED RENT. Tenant shall immediately notify Landlord of any compensation or consideration Tenant receives in connection with any Transfer, except a Transfer to a Permitted New Tenant in accordance with this Section 8 (regardless of whether Landlord has consented to such Transfer), and shall pay to Landlord, immediately upon receipt thereof and without demand therefor, the excess of all such compensation and consideration received by Tenant less the costs reasonably incurred by Tenant payable to unaffiliated third parties in connection with such Transfer, such as brokerage commissions, tenant finish work, attorney fees and similar costs. Upon any Transfer, except a Transfer to a Permitted New Tenant in accordance with this
Section 8, whether with or without Landlord's consent, the Rent under this Lease shall automatically be increased by the excess of (1) all rent paid by or on behalf of the transferee to or on behalf of Tenant with respect to any portion of the Premises over (2) all Rent payable by Tenant under this Lease with respect to such portion of the Premises, and Tenant shall pay all such increased Rent to Landlord immediately upon receipt.

         (d) ASSIGNMENT OF SUBRENTS. Tenant hereby irrevocably assigns to Landlord all rents due or to become due from any assignee or transferee of or sublessee under this Lease or any tenant or occupant of the Premises or any part thereof, and authorizes and empowers Landlord in the name of Tenant or otherwise, to collect and receive the same, provided that, so long as Tenant is not in default under this Lease beyond the expiration of the applicable cure periods, if any, provided herein, Tenant shall have the right to collect and receive such rents for its own uses and purposes. Upon any default by Tenant under this Lease, Landlord shall have absolute title to such rents and the absolute right to collect and receive the same. Landlord shall apply to the Rent due under this Lease the net amount (after deducting all costs and expenses of collection, including, without limitation, attorney fees and expenses) of any rents so collected and received by it.

         9. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

         (a) INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $1,000,000 per occurrence with $2,000,000 in the aggregate, or such other amounts as Landlord may from time to time reasonably require, insuring Tenant against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, and naming Landlord and any mortgagee or agent of Landlord as an additional insured thereunder, (2) casualty insurance covering the full replacement value of Tenant's personal property and improvements, and other property (including property of others) in the Premises in the so-called "all risk" form, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, and (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord. Tenant's commercial general liability insurance shall be written on an "occurrence" as distinguished from a "claims made" basis, and shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. On or before the Commencement Date and from time to time upon request of Landlord, Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

         (b) WAIVER OF NEGLIGENCE; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Complex, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms of this Lease, regardless of whether the negligence of the other party caused or contributed to such loss; provided, however that Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or to any coinsurance penalty which Landlord may sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

         (c) TENANT'S INDEMNITY. Subject to Section 9(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorney fees and court costs through all appellate levels) arising from (i) any Loss or injury to or death of any person arising from any occurrence on the Premises or (ii) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss or injury to or death of any person arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is commenced for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

         (d) LANDLORD'S INDEMNITY. Subject to Section 9(b), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorney fees and court costs through all appellate levels) arising from (i) any Loss or injury to or death of any person arising from any occurrence on the common areas of the Complex (but not in any leaseable areas) or (ii) Landlord's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss or injury to or death of any person arising from the sole or gross negligence of Tenant or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Tenant or its agents. This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is commenced for which indemnity is required hereunder, Landlord agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

         10. SUBORDINATION; ATTORNMENT; NOTICE TO MORTGAGEE; CONSENT TO RESTRICTIONS

         (a) SUBORDINATION. Upon the full execution and delivery by Tenant and Mortgagee of a subordination, non-disturbance and attornment agreement upon commercially reasonable terms (an "SNDA"), this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (each a "MORTGAGE"; the beneficiary, mortgagee or lessor under any Mortgage is a "MORTGAGEE"). Tenant shall execute and deliver any such SNDA promptly upon request. Any Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage by so notifying Tenant in writing.

         (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

         (c) NOTICE TO MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord hereunder without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Mortgagee whose address has been given to Tenant, and affording such Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

         11. RULES AND REGULATIONS. Tenant shall comply with, and shall cause all other Tenant Parties to comply with, the rules and regulations attached to, and hereby incorporated into, the Lease as EXHIBIT C. Landlord may, from time to time, change such rules and regulations, provided that such changes are generally applicable to all tenants of the Complex and will not unreasonably interfere with Tenant's use of the Premises.

         12. CONDEMNATION

         (a) TOTAL TAKING. If the entire Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

         (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Complex becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

         (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Complex becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 12(b).

         (d) AWARDS. Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, subject to the rights of the holder of any Landlord's Mortgage, and Tenant shall not have nor advance any claims against Landlord or the condemning authority for the value of its property or its leasehold estate or the unexpired Term, or business interruption expense or any other damages arising out of such taking or purchase; provided, the foregoing shall not be construed to preclude Tenant from seeking and recovering on its own account from the condemning authority any separate award or compensation attributable solely to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

         13. FIRE OR OTHER CASUALTY

         (a) REPAIR ESTIMATE. If the Premises or the common areas of the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty, provided that if, within 15 days after such Casualty, Tenant delivers to Landlord a written notice specifically notifying Landlord of the provisions of this Section 13(a) and Section 13(b) (a "REMINDER NOTICE"), Landlord shall deliver the Damage Notice to Tenant within 30 days after such Casualty.

         (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the common areas of the Building is damaged by Casualty in a manner that prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days, or, in the event Tenant has timely delivered a Reminder Notice, within 180 days, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 13(c)) Landlord shall repair the damage referred to in the Damage Notice, as provided below, and Net Rent for any portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

         (c) LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Complex, and Landlord makes a reasonable determination that restoring the Complex would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after delivering the Damage Notice to Tenant, and Rent shall abate as of the date of the Casualty.

         (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and the common areas of the Complex and shall proceed with reasonable diligence to restore the Premises and the common areas of the Complex to substantially the same condition as they existed immediately before such Casualty; provided however, Landlord shall not be required to repair or replace any of Tenant's personal property, including, without limitation, furniture, equipment, fixtures, and other improvements which may have been placed in the Premises by, or at the request of, Tenant and Landlord's obligation to repair or restore the Premises or the common areas of the Complex shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

         (e) REMOVAL OF PERSONAL PROPERTY. In the event of any damage or destruction to the Building or the Premises by any peril contemplated by this
Section 13, or in the event of termination as a consequence of condemnation as contemplated in Section 12, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, the property belonging to Tenant from such portion of the Building as Landlord shall request.

         14. TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Complex or interest of Landlord therein.

         15. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease (individually, an "EVENT OF DEFAULT" and collectively, "EVENTS OF DEFAULT"):

         (a) RENT. Tenant shall fail to pay any installment of Rent when due, and such failure shall continue for a period of five days from the date such payment was due;

         (b) VACATION. [Intentionally omitted.]

         (c) LIENS. Tenant shall fail to comply with the requirements of Section 6(d);

         (d) OTHER BREACH. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Section 15), and shall not cure such failure within 30 days after notice; provided, in the event such default cannot reasonably be cured within such 30 day period, an Event of Default shall not be deemed to have occurred so long as Tenant commences an effective cure within said 30 day period and prosecutes such cure diligently to completion within a period not to exceed 60 days after such notice; or

         (e) BANKRUPTCY/INSOLVENCY. Tenant shall file or have filed against it a petition (the term "TENANT" shall include, for the purposes of this Section 15(e), any guarantor of the Tenant's obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 60 days after the filing thereof.

         16. REMEDIES. Upon the occurrence of any Event of Default, Landlord may, at its election, terminate this Lease through the delivery of written notice to that effect to Tenant or terminate Tenant's right to possession only, without terminating the Lease.

         (a) RE-ENTRY WITHOUT TERMINATION. Upon any termination of Tenant's right to possession of the Premises without termination of this Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Rent for the full Term. Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises as part of a larger area and the right to change the character or the use made of the Premises), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, in its sole discretion. All rentals and other sums received by Landlord from any such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such alterations and repairs; third, to the payment of Landlord's expenses of reletting, including, without limitation, broker's commissions, attorney fees and lease inducements, such as moving or leasehold improvement allowances; fourth, to the payment of Rent; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than the Rent to be paid during said month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such re-entry by Landlord, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

         (b) DAMAGES IN THE EVENT OF TERMINATION. Landlord and Tenant agree that the damages Landlord would incur in connection with terminating this Lease following an Event of Default would be difficult to estimate or ascertain. In the event Landlord terminates this Lease, Landlord may recover from Tenant, as liquidated damages, an amount equal to the sum of the following: (i) all unpaid Rent that is due and payable as of the effective date of termination; plus (ii) a sum of money equal to the entire amount of Rent that would be payable under the Lease for the lesser of the following two periods, which amount shall be immediately due and payable upon demand but which shall be discounted to present value using a discount rate equal to the discount rate of the Federal Reserve Bank of Minneapolis as of the date of termination plus one percent: (A) the one-year period commencing upon the effective date of termination, or (B) the period commencing upon the effective date of termination and ending upon the original date of the expiration of the Term. For purposes of calculating the amount of Rent that would be payable under this Lease for the period succeeding the effective date of termination, such Rent shall be computed on the basis of the average monthly amount of Rent accruing during the 24-month period immediately preceding the default to which such termination relates (exclusive of any months in which Tenant received "free" or abated rent concessions); provided, however, if the default occurs prior to the expiration of the first 24 months of the Lease, Rent shall be computed on the basis of the average monthly amount of Rent accruing during all months preceding the month in which said default occurred (exclusive of any months in which Tenant received "free" or abated rent concessions). Landlord and Tenant agree that such sum is a reasonable estimation of the damages Landlord would incur in connection with terminating this Lease following an Event of Default, and agree that such sum is not a penalty.

         17. REMEDIES CUMULATIVE; NO WAIVER. Landlord's pursuit of any remedy available to it under this Lease, at law or in equity shall not preclude its pursuit of any other remedy available to it under this Lease, at law or in equity, and all such remedies shall be cumulative. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term, and no custom or practice which may evolve between the Landlord and Tenant shall waive or diminish Landlord's right to insist upon Tenant's performance in strict accordance with the terms of this Lease. Landlord's acceptance of any partial payment of Rent shall not waive

Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

         18. SECURITY INTEREST. [Intentionally omitted.]

         19. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 12 and 13 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as Landlord may request. Notwithstanding anything in this Section 19 to the contrary: (a) Tenant shall not be required to remove (i) any of the Work, or (ii) any alterations or additions to which Landlord has given its written consent, unless Landlord's consent to such alterations or additions was conditioned upon the removal of such items prior to the expiration or termination of this Lease; and (b) Tenant shall be entitled to remove from the Premises all furniture, accessories, computers and other equipment, mounting racks, and plants installed or placed in the Premises by Tenant. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 19 shall survive the expiration or termination of this Lease.

         20. HOLDING OVER. In the event Tenant remains in possession of the Premises beyond the expiration of the Term, Tenant shall be deemed, at Landlord's option without executing any document or receiving any notice from Landlord, to be occupying the Premises as a month-to-month tenant at a monthly Net Rent equal to the greater of (A) 150% of the monthly Net Rent payable with respect to the last month of the Term, or (B) 125% of the prevailing rental rate in the Complex for similar space, subject to all other terms and conditions of this Lease, including the payment of Operating Costs and all other sums due under this Lease.

         21. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

         (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Complex, or any part thereof; to enter upon the Premises upon reasonable advance notice (except that no advance notice shall be required in the event of an emergency) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Complex; to interrupt or temporarily suspend Complex services and facilities; to change the name of the Complex; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Complex;

         (b) To take such reasonable measures as Landlord deems advisable for the security of the Complex and its occupants; evacuating the Building or the Complex for cause, suspected cause, or for drill purposes; temporarily denying access to the Complex; and closing the Building or the Complex after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Complex or the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

         (c) To enter the Premises at reasonable hours and upon reasonable advance notice to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants; and

         (d) At any time during the continuance of an Event of Default, to market all or any part of the Premises to prospective tenants, including, but not limited to, the right to enter the Premises at reasonable hours to show the Premises to prospective tenants, provided that Landlord shall have no obligation to relet the Premises and further provided that Landlord's exercise of its rights under this Section shall not constitute or be deemed a termination of this Lease or the acceptance of any vacation or attempted surrender of the Premises by Tenant.

         22. SUBSTITUTION SPACE. [Intentionally omitted.]

         23. MISCELLANEOUS

         (a) LANDLORD TRANSFER. Landlord may transfer all or any portion of the Complex and any of its rights under this Lease, and upon such transfer will be released, effective as of the date of such transfer, from any obligations or liabilities arising or accruing under this Lease on or after the date of the transfer.

         (b) LIMITATION ON LANDLORD'S LIABILITY. Tenant agrees to look solely to Landlord's interest in the Complex for the recovery of any damages for a breach by Landlord of this Lease, and agrees that none of Landlord, its officers, directors, shareholders, partners, employees or agents shall be personally liable for any default by Landlord under this Lease or for any damages therefor awarded to Tenant. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor. The provisions of this Section 23(b) shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

         (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

         (d) BROKERAGE. Except for the broker named in the Data Sheet, Tenant warrants and represents that it has not dealt with any broker, agent or other person in connection with the negotiation or execution of this Lease.

         (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. In connection with any Transfer to a Permitted New Tenant, Landlord shall, upon Tenant's request, furnish to Tenant and such Permitted New Tenant, a certificate signed by Landlord confirming and containing such factual certifications and representations as to this Lease as Tenant and such prospective Permitted New Tenant may reasonable request in connection with such Transfer.

         (f) NOTICES. Any notice required herein shall be in writing and shall be deemed effective and received (a) upon personal delivery; (b) five days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or (c) one business day after deposit with a national overnight air courier, fees prepaid, to Landlord or Tenant at the addresses specified in the Data Sheet. Either party may designate an additional or another address upon giving notice to the other party pursuant to this Section 23(f). For the purposes of this Lease, "BUSINESS DAY" shall mean a day which is not a Saturday, a Sunday or a legal holiday of the United States of America.

         (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         (h) AMENDMENTS; BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than a Mortgagee, no third party shall be deemed a third party beneficiary of this Lease.

         (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

         (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

         (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

         (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter of this Lease and all oral statements and prior writings relating thereto are hereby merged into and superseded by this Lease.

         (m) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE.

         (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of Minnesota, and the federal and state courts of Minnesota shall have exclusive jurisdiction over all claims and disputes relating to or arising in connection with this Lease.

         (o) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

         (p) FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

         (q) LANDLORD'S FEES. Whenever Tenant requests that Landlord take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorney, engineer or architect fees, within ten days after Landlord's delivery to Tenant of a statement of such costs, not to exceed $500. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         (r) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Complex, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Complex and from the Complex to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

         (s) GENERAL DEFINITIONS. The following terms shall have the following meanings: "LAWS" means all federal, state and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Complex, and "LAW" means any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees and invitees of the foregoing parties; and "INCLUDING" means including, without limitation.

         (t) CONFIDENTIALITY. Landlord and Tenant each agree that the terms and conditions of this Lease are to remain confidential for the benefit of the other, and may not be disclosed to anyone, by any manner or means, directly or indirectly, without the prior written consent of the other, except that each party may disclose such terms and conditions to its employees, legal counsel, and auditors, and to any party as required by law, and except that Landlord may disclose such terms and conditions to any prospective purchaser or lender and Tenant may disclose such terms and conditions to any prospective Permitted New Tenant. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

         (u) DISCLAIMER. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED USE, AND TENANT AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS LEASE, LANDLORD HAS MADE NO REPRESENTATION OR WARRANTY OF ANY KIND TO TENANT.

         (v) LEGAL FEES. In the event of any litigation to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to an award of its attorney fees and disbursements, through all appellate levels. Notwithstanding the foregoing, if Landlord commences any action against Tenant which action settles at or prior to any trial in connection therewith, Landlord shall be entitled to recover from Tenant Landlord's attorney fees and disbursements and the same shall be payable by Tenant to Landlord with the next installment of Net Rent falling due.

         (w) SECTIONS. All references in this Lease to a "SECTION" shall, unless expressly stated otherwise, refer to such Section of this Lease.

         THIS LEASE is dated as of the date first above written.

                           TENANT:

                           ADESSO SPECIALTY SERVICES ORGANIZATION, INC.

                           By: /s/ Daniel M. Polkow
                              ----------------------------------------------
                           Name: DANIEL M. POLKOW
                                --------------------------------------------
                           Title: VICE PRESIDENT OF OPERATIONS
                                 -------------------------------------------


                           LANDLORD:

                           WHPX-S REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership

                           By: WHPX-S Gen-Par, Inc., a Delaware corporation, general partner

                                By:     /s/[ILLEGIBLE]
                                      --------------------------------------
                                 Its:
                                       -------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                 [See Attached]

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF COMPLEX

         That part of Lot 5, Block 1, lying Northerly and Northwesterly of a line described as commencing at the Northwest corner of Lot 6, said Block 1; thence on an assumed bearing of South 0 degrees 44 minutes 45 seconds West along the West line of Lots 5 and 6 a distance of 355.00 feet to the point of beginning; then South 89 degrees 15 minutes 15 seconds East a distance of 444.00 feet; thence North 00 degrees 44 minutes 45 seconds East a distance of 21.00 feet; thence North 45 degrees 44 minutes 45 seconds East a distance of 157.50 feet to the Southwesterly line of Harbor Lane and there ending;

         Lot 6, Block 1;

         Lot 1, Block 2; and

         Lot 2, Block 2, except that part lying Southerly of the following described line: Beginning at a point in the East line of Lot 2, distant
         156.52 feet North of the Southeast corner thereof; thence West at a right angle to said East line 167.56 feet; thence Southerly deflecting to the left 60 degrees 58 minutes 33 seconds a distance of 70.21 feet to the Southwesterly line of said Lot 2 and there terminating,

         All in Fox Meadows First Addition, Hennepin County, Minnesota

                                    EXHIBIT C

                              RULES AND REGULATIONS

         Tenant shall comply with, and shall cause all Tenant Parties to comply with, the following rules and regulations:

         1. No Tenant Party shall obstruct Common Areas or use Common Areas for any purpose other than ingress and egress to and from the Premises and for going from one to another part of the Complex.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Tenant shall pay for all damage resulting to any such fixtures or appliances from misuse by any Tenant Party.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Complex without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Complex except by Complex maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Complex standard window treatments.

         4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Complex.

         5. Landlord shall provide all door locks in the Premises, at Tenant's cost, and no Tenant Party shall place any additional door locks in the Premises without Landlord's prior written consent. Landlord shall furnish to Tenant a reasonable number of keys to the Premises, at Tenant's cost, and no Tenant Party shall make any duplicates thereof.

         6. All Tenant Parties shall move furniture and/or office equipment, and shall dispatch or receive of bulky material, merchandise or materials which require use of elevators or stairways into or out of the Complex only under Landlord's supervision, and only at such times and in such a manner as Landlord may reasonably require. Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for any Tenant Party.

         7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Complex so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damage to the Complex caused by the installation or removal of any property of any Tenant Party, or done by any Tenant Party's property while in the Complex, shall be repaired at the expense of Tenant.

         8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Premises. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. All Tenant Parties shall cooperate with Landlord's employees in keeping the Premises neat and clean. No Tenant Party shall employ any person for the purpose of such cleaning other than the Complex's cleaning and maintenance personnel.

         10. To ensure orderly operation of the Complex, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall not be used as a means of obtaining economic benefit for Landlord or any of its Affiliates.

         11. No Tenant Party shall make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Complex or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any Tenant Party in the Premises without Landlord's prior written consent, nor shall any Tenant Party use or keep in the Complex any flammable or explosive fluid or substance.

         13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. No vending or dispensing machines of any kind may be maintained in the Premises without the prior written permission of Landlord.

         15. No Tenant Party shall conduct any activity on or about the Premises or Complex which will draw pickets, demonstrators, or the like.

         16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a

"billboard" vehicle in the parking ramp. Any vehicle parked improperly may be towed away. Any vehicle not operated or parked as required may be towed at the expense of its owner or driver, or may be "booted" to immobilize it, and Landlord may levy a charge of $50.00 on the owner or driver to remove the "boot."

                                    EXHIBIT D

                               TENANT FINISH WORK

         1. Landlord shall, on or before the "Commencement Date", as that term is defined in the Data Sheet, perform the Work depicted and/or described on those certain Construction Plans prepared by WCL Interiors, Inc. dated September 17, 1997 and revised on September 24, 1997, bearing Project No. 1-9701.58 (the "PLANS"), which Plans are attached hereto as Schedule 1 and hereby incorporated herein. As used herein, "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Plans. With the exception of the performance of the Work, Tenant hereby agrees to accept the Premises in their "As-Is" condition. Tenant agrees that, except for the Work, Landlord shall have no obligation to perform any work in the Premises (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Landlord does not represent or warrant that the Plans are adequate for any use, purpose, or condition, or that they comply with any applicable law or code. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change, Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

         2. Each day by which the substantial completion of the Work is delayed beyond November 1, 1997 because of (a) any change by Tenant to the Plans, (b) any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) any other action or failure to act by Tenant, shall be a "TENANT DELAY DAY." Notwithstanding any provision to the contrary in the Lease, (i) Tenant shall pay Net Rent and Operating Costs under the Lease with respect to each Tenant Delay Day in addition to all Rent accruing under the Lease after the Commencement Date, and
(ii) the Outside Delivery Date shall be extended by each Tenant Delay Date.

         3. Landlord shall bear the entire cost of performing the Work depicted on the Plans. Tenant shall bear the entire additional costs incurred by Landlord in performing the Work because of an event specified in clauses (a), (b), or (c) of Section 2 of this Exhibit. Tenant shall pay Landlord an amount equal to 50% of the estimated additional costs of any change to the Plans at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in clauses (a),
(b), or (c) of Section 2 of this Exhibit upon substantial completion of the Work.

         4. Tenant's acceptance of possession of the Premises shall be deemed conclusively to establish that the Premises have been completed in accordance with the Plans and are in good and satisfactory condition as of when possession was so taken, except for such items of the Work, if any, as Landlord and Tenant agree in writing are to be completed after the Commencement Date. At Landlord's request, Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of the Premises and identification of the Commencement Date.

                                   SCHEDULE 1
                                       TO
                                    EXHIBIT D

                               CONSTRUCTION PLANS

                                    EXHIBIT G

                                      SIGN

         Only during such time as Tenant is occupying the entire fourth floor of the Building, Tenant shall have the non-exclusive right to install a sign which is visible from Harbor Lane (the "SIGN") on the exterior of the Building upon the following conditions:

                  (i) the Sign shall consist solely of the name and logo of Tenant, shall not be internally lighted and shall be on the southeast side of the Building;

                  (ii) the letters in the Sign shall be consistent in style with the letters in the Building address on the east side of the Building;

                  (iii) the Sign shall not exceed 35 feet in length;

                  (iv) the color and materials of the Sign shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed;

                  (v) Tenant shall obtain and deliver to Landlord, prior to installation, all governmental approvals required to be obtained prior to the installation of the Sign;

                  (vi) the Sign shall conform with all applicable Laws, including the requirements of the City of Plymouth;

                  (vii) Tenant shall, at its sole expense, install, maintain, repair and replace the Sign so as to maintain the Sign in a neat and presentable condition;

                  (viii) Tenant shall employ Landlord's Contractor, or such other contractor as Landlord and Tenant may agree upon, for the installation of the Sign;

                  (ix) Tenant shall make no changes to the Sign without Landlord's prior written approval, which shall not be unreasonably withheld; and

                  (x) Tenant shall, on or before the earlier of (a) the expiration of the Term or earlier cancellation of this Lease, or (b) such time as Tenant no longer occupies the entire fourth floor of the Building, at Tenant's sole expense, remove the Sign and return the portion of the wall on which the Sign was located to a condition as good as its condition prior to the installation of the Sign.

                                    EXHIBIT E

                                EXTENSION OPTION

         Tenant shall, subject to the provisions of this Exhibit, be entitled to extend the Term for one additional period of 36 months (the "EXTENDED TERM") commencing immediately upon the expiration of the initial Term referred to in the Data Sheet (the "INITIAL TERM"), by delivering written notice of its intent to extend the Term (a "NOTICE TO EXTEND") to Landlord not later than 180 days before the expiration of the Initial Term. Tenant shall have no further extension options unless expressly granted by Landlord in writing. On or before the commencement date of the Extended Term, Landlord and Tenant shall execute an amendment to the Lease extending the Term on the same terms provided in the Lease, except as follows:

         1. PREVAILING RENTAL RATE. The Net Rent payable for each month during the Extended Term shall be the prevailing rental rate at the commencement of the Extended Term for space of equivalent quality, size, utility and location, with the length of the Extended Term, the use of the Premises, and the credit standing of Tenant to be taken into account. Within ten days after receiving a Notice to Extend, Landlord shall deliver written notice to Tenant of its determination of the applicable prevailing rental rate and the adjustment to Net Rent required to reflect such prevailing rental rate. If Tenant disagrees with Landlord's determination of the prevailing rental rate and the adjustment to Net Rent, Tenant may, but only within ten days after receiving Landlord's notice, withdraw its Notice to Extend by delivering a written notice of such withdrawal to Landlord.

         2. PREMISES AS-IS. Tenant hereby agrees to accept the Premises in their "As-Is" condition on the commencement of the Extended Term and agrees that Landlord shall have no obligation to perform any work in the Premises, including no obligation to demolish any improvements or construct of any tenant finish-work or other improvements in the Premises, shall have no obligation to reimburse Tenant or provide Tenant an allowance for any costs related to demolishing or constructing improvements in the Premises, and shall have no obligation to provide any other form of inducement to Tenant in connection with Tenant's extension of the Lease pursuant to this Exhibit.

         3. LIMITATION ON TENANT'S RIGHTS. All of Tenant's rights under this Exhibit shall immediately terminate and be of no further force or effect upon the occurrence of any one or more of the following:

                  a. Any Event of Default shall exist at the time Tenant delivers a Notice to Extend or at the expiration of the Initial Term;

                  b. Tenant assigns any of its interest in this Lease (except to a Permitted New Tenant in accordance with the terms of the Lease) or sublets any portion of the Premises;

                  c. Tenant fails to timely exercise its right to extend under this Exhibit, time being of the essence with respect to Tenant's exercise of such right; or

                  d. Tenant withdraws the Notice to Extend.

                                    EXHIBIT F

                              RIGHT OF FIRST OFFER

         Subject to all extension or expansion options of other tenants existing as of the date of this Lease, and provided no Event of Default then exists, Landlord shall, prior to offering the same to others, first offer to lease to Tenant any space on the third floor of the Building which hereafter becomes available for leasing (the "OFFER SPACE") in its then-"AS-IS" condition; such offer shall be in writing and specify the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the "OFFER NOTICE"). Tenant shall notify Landlord in writing whether Tenant elects to lease all but not less than all of the entire Offer Space at the rental rate set forth in the Offer Notice, within ten days after the effective date of the Offer Notice. Notwithstanding the foregoing, if prior to Landlord's delivery to Tenant of the Offer Notice, Landlord has received an offer to lease all or part of the Offer Space from a third party (a "THIRD PARTY OFFER") and such Third Party Offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the same terms as this Lease except as follows:

                  (a) the rentable area of the Premises shall be increased by the rentable area in the Offer Space and Tenant shall pay Operating Costs with respect thereto;

                  (b) Net Rent shall be increased by the amount specified for such space in the Offer Notice; and

                  (c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Offer Space to third parties on such terms as Landlord may elect. Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant is not then occupying the entire Premises.

         Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease (except for an assignment to a Permitted New Tenant in accordance with the terms of this Lease) or sublets any portion of the Premises.


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